UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 10, 2012

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 South Flower Street, Suite 3700

Los Angeles, California 90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 10, 2012, the Board of Directors of AECOM Technology Corporation (“AECOM”) approved the appointment of David W. Joos to the AECOM Board of Directors as a Class III Director.  The appointment of Mr. Joos to the AECOM Board is effective March 1, 2012.

Mr. Joos currently serves as Chairman of the Board of CMS Energy Corporation, a New York Stock Exchange-listed public electric and natural gas utility.  Previously, he served from 2004 to 2010 as President and Chief Executive Officer of CMS Energy and as Chief Executive Officer of its principal subsidiary, Consumers Energy Company; from 2001 to 2004 as President and Chief Operating Officer of CMS Energy and Consumers Energy; from 2000 to 2001 as Executive Vice President and Chief Operating Officer - electric of CMS Energy; and from 1997 to 2000 as President and Chief Executive Officer - electric of Consumers Energy.  He is a director of Steelcase, Inc., a global provider of workplace products, furnishings and services, and has been a director of CMS Energy and of Consumers Energy since 2001.

Mr. Joos holds a bachelor’s degree in engineering science and a master’s degree in nuclear engineering from Iowa State University, and completed the Harvard Business School Program for Management Development in 1990.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated:	January 17, 2012	By:	/s/ David Y. Gan
David Y. Gan
Vice President, Assistant General Counsel